UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 25, 2010

_______________________________________________________________________

(Exact name of Registrant as specified in its charter)
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Commission File Number 1-6227

Iowa (State of Incorporation)	20-4195009 (I.R.S. Employer Identification No.)

2108 140th Avenue, P.O. Box 21
Algona, IA  50511
(Address of Principal Executive Offices)

(515) 395-8888
Registrant’s telephone number, including area code
_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In June 2006, East Fork Biodiesel, LLC (“East Fork”) entered into a  Master Contract Agreement (the “Master Contract”) with the Iowa Department of Economic Development (“IDED”).  IDED provided East Fork with two funding sources and benefits, the VAAPFAP Funding Agreement (the “VAAPFAP Agreement”) and the EZ Funding Agreement.  Under the VAAPFAP Agreement, East Fork was awarded a $100,000 forgivable loan to be forgiven over 36 months ("Forgivable Loan") and a $300,000 repayable loan (the “Repayable Loan”).  These loans are non-interest bearing, except in the event of default which gives rise to the obligation to pay default interest.  Both loans are unsecured.

On May 25, 2010 IDED notified East Fork that it is in default under the VAAPFAP Agreement (the “Default Notice”).  As of April 30, 2010, an aggregate of $265,000 was outstanding. Specifically, East Fork failed to timely meet the requirements to (a) create/retain 36 full-time equivalent jobs (“FTE”) with specified wage and benefits per hour, and (b) have total project expenditures of $69,000,000.  Under the VAAPFAP Agreement, such job creation was required by July 31, 2009; under the EZ Funding Agreement, such job creation is required to be completed by July 31, 2010.

As of the required completion date under the VAAPFAP Agreement, East Fork’s total employment was three FTE’s, resulting in a 92% shortfall.  The total project expenditures fell short of the $69,000,000 requirement because the continued idling of the plant meant lower than anticipated expenditures for working capital and job training.  Additionally, East Fork was required to document certain required production levels and these terms were not satisfied.  These failures constituted an event of default under the VAAPFAP Agreement.

The Default Notice advised East Fork that since it is unable to cure these defaults, and because 100% of its job obligations were not fulfilled, full repayment of the Repayable Loan and Forgivable Loan with the shortfall percentage of 6% is now required.  The Repayable  Loan and Forgivable Loan amounts now due and owing ($165,000 and $100,000, respectively) have been blended together to reflect a total outstanding balance at an effective interest rate of 5.7% which has been amortized over the remaining term of the Repayable Loan with monthly payments through January 1, 2013.  The first payment of $9,169.90 is due July 1, 2010.

If East Fork does not timely make such payment, the Default Notice advises that the IDED will refer the unpaid balance to its collection unit.  It is unlikely that East Fork will be able to make the required payments and avoid IDED’s commencement of collection proceedings.  As of May 31, 2010, East Fork had $165,256 in unrestricted cash.  East Fork projects that it will exhaust its remaining available cash by as early as July 1, 2010 and no later than August 31, 2010, unless East Fork’s private offering of convertible debt is successful.

Under the Master Contract, East Fork and its members are entitled to receive certain enterprise zone benefits, including an Iowa supplemental new jobs tax credit, value added property tax exemption, Iowa investment tax credit and refund of Iowa sales, service and use taxes paid to contractors or subcontractors.  The $1,041,000 annual investment tax credit is available for a five-year period beginning July 1, 2007 through June 30, 2012.  East Fork has received sales tax refunds from the Iowa Department of Revenue of $851,214.

The primary benefit under the EZ Funding Agreement is investment tax credits.  The investment tax credits total $5.2 million and are claimed by East Fork’s members over a five-year period beginning July 1, 2007 in the amount of $1,041,000 each December 31st.  The annual credits were included on members’ Schedule K-1 (Partner’s Share of Income, Deductions, Credits, etc.) for calendar years 2007, 2008 and

2009.  In addition, under the EZ Funding Agreement, East Fork was entitled to receive certain enterprise zone benefits, including value-added property tax exemption and a refund in the amount of $851,214 of Iowa sales and use taxes paid to contractors, subcontractors and suppliers.

Further, if East Fork fails to meet the job creation requirements by July 31, 2010, then, under the EZ Funding Agreement, East Fork will be obligated to repay any benefits it has received and the State of Iowa may recapture the tax credits that have been passed through to East Fork’s members. Such recapture may result in additional Iowa income tax for East Fork’s members for the calendar years 2007, 2008 and 2009.

The foregoing description of the Master Contract does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 on East Fork's Form 8-K filed on June 1, 2009.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This Current Report on Form 8-K contains information that may be deemed forward-looking that is based largely on East Fork’s current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated.

Such risks, trends and other uncertainties, which in some instances are beyond East Fork’s control, include, but are not limited to:

•	the impact and duration of the current recession, the distressed economic environment of the biodiesel industry and the continuing credit crunch;
•
East Fork’s inability to secure replacement financing for its indebtedness under its restated term loan agreement, its inability to obtain working capital and capital improvement financing resulting in continued idling of its plant, its inability to generate cash liquidity from operations sufficient to service its significant debt levels and comply with its financial obligations under its restated term loan agreement and its ability to repay its principal and interest obligations and avoid a sheriff’s sale of its real estate, plant and equipment in connection with the foreclosure of the mortgage and security interest on such assets under its restated term loan agreement;

•
satisfactory completion of East Fork’s capital raising efforts under its private offering in an effort to avoid a bankruptcy filing or the judicial dissolution of East Fork and loss of its members’ investment in East Fork;

•
changes in interest rates, prices of or demand for diesel fuel, refined soybean oil and other commodity prices, energy costs, shipping costs, labor costs, available production and management personnel; and

•
changes to or elimination of government subsidiaries or incentives, including the federal biodiesel blenders’ tax credit which expired on December 31, 2009, loss of exports due to the European Commission’s imposition of duties on imports of United States biodiesel, legislative and regulatory developments, including additional duties or tariffs on United States biodiesel and other results of operations or financial conditions.

Any statements that are not statements of historical fact (including statements containing the words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this Form 8-K.  East Fork does not publicly undertake to update or revise its forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAST FORK BIODIESEL, LLC

Date: June 9, 2010	By:
Chris Daniel
Chief Executive Officer

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